Exhibit 23.1

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-74616 of Sierra Bancorp on Form S-8 of our report, dated January 23, 2004, appearing in this Annual Report on Form 10-K of Sierra Bancorp for the year ended December 31, 2003.

/s/ Perry-Smith LLP

Sacramento, California

March 22, 2004